SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.   20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 4, 1996.
                                                 -----------------


                 GRAHAM-FIELD HEALTH PRODUCTS, INC.
- -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                0-10881 NY     11-2578230
- -------------------------------------------------------------------
(State or other jurisdiction   (Commission    (IRS Employer
     of incorporation)         File Number)  Identification No.)


400 Rabro Drive East, Hauppauge, New York                 11788
- ------------------------------------------------------------------
 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code  (516) 582-5900
                                                    ---------------


                         Not Applicable
- -------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.   Acquisition or Disposition of Assets.
          ------------------------------------

          On September 4, 1996 (the "Closing Date"), Graham-Field Health Products, Inc., a Delaware corporation (the "Registrant"), through its wholly-owned subsidiary, Graham-Field Express (Puerto Rico), Inc. ("GFPR"), a Delaware corporation, acquired substantially all of the assets, including, but not limited to, accounts receivable, inventory, customer lists, dealer lists and advertising materials (the "Assets") of V.C. Medical Distributors Inc. ("V.C. Medical"), a corporation organized under the laws of the commonwealth of Puerto Rico, pursuant to an Asset Purchase Agreement dated as of September 4, 1996 (the "Asset Purchase Agreement"), by and among the Registrant, GFPR and V.C. Medical. The Asset Purchase Agreement contains customary representations and warranties of the parties. Under the terms of the Asset Purchase Agreement, the obligations of V.C. Medical were guaranteed by the former principal of V.C. Medical, Vicente Guzman, Jr., and his wife. In accordance with the terms and provisions of the Asset Purchase Agreement, GFPR acquired the Assets for a purchase price (the "Purchase Price") consisting of (i) $1,703,829.00 in cash, and (ii) the issuance and delivery of 32,787 shares (the "Shares") of common stock, par value $.025 per share, of the Registrant valued at $7.625 per share representing the closing market price of the common stock of the Registrant on the last trading day immediately prior to the Closing Date. In addition, GFPR assumed certain liabilities of V.C. Medical in the approximate amount of $296,721. The Purchase Price is subject to adjustment if the final determination of the closing date net book value (as defined in the Asset Purchase Agreement) of the Assets acquired and liabilities assumed by GFPR is greater than or less than $1,018,406.50. Pursuant to the terms of the Asset Purchase Agreement, in the event the pretax income of the acquired business equals or exceeds $1,000,000 during the twelve (12) months following the closing date, an additional $500,000 in cash will be paid to V.C. Medical. The Shares were delivered to an escrow agent to be held until February 4, 1998, whereupon the Shares will be released to V.C. Medical, subject to any claims for indemnification or purchase price adjustments in favor of GFPR.

          The former principal of V.C. Medical, Vicente Guzman, Jr., entered into a five (5) year employment agreement dated as of September 4, 1996, pursuant to which Mr. Guzman has been appointed the President of GFPR. GFPR will operate under the name "GF Express, Puerto Rico."

          V.C. Medical, a formerly privately-owned company, was a distributor of home healthcare products, and generated annual revenues of approximately $5 million.

Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits.
          ------------------------------------------------------------------

               (a)  Financial Statements:
                    --------------------

                    (a)(1)-    Independent Auditor Report for 1994 and 1993.

                    (a)(2)-    Balance Sheet as of December 31, 1994 and 1993.

                    (a)(3)- Income Statement for the period ending December 31, 1994 and 1993.

                    (a)(4)- Statement of Cash Flow for the period ending December 31, 1994 and 1993.

                    (a)(5)- Notes to Financial Statements for December 31, 1994 and 1993.

                    (a)(6)-    Independent Auditor Report for 1995.

                    (a)(7)-    Balance Sheet as of December 31, 1995.

                    (a)(8)- Income and Retained Earnings Statement for the period ending December 31, 1995.

                    (a)(9)- Statement of Cash Flow for the period ending December 31, 1995.

                    (a)(10)-   Notes to Financial Statements for December 31,
                               1995.

               (b)  Pro-Forma Financial Information and Interim Financial
                    -----------------------------------------------------
          Statements.  It is impracticable to provide the required pro-forma
          ----------
          financial information and interim financial statements concurrently with the filing of this report. The Registrant will file the required pro-forma financial information and interim financial statements as soon as practicable, but in no event later than sixty (60) days after the due date of this Current Report on Form 8-K.

               (c)  Exhibits:
                    --------

                    Exhibit No.    Description
                    ----------     -----------

                    2(a) Asset Purchase Agreement* dated as of September 4, 1996, by and among Graham-Field Health Products, Inc. (the "Registrant"), Graham-Field Express (Puerto Rico), Inc. ("GFPR"), and V.C. Medical Distributors, Inc. ("V.C. Medical").

                    10(a) Escrow Agreement dated as of September 4, 1996, by and among GFPR, V.C. Medical and the Bank & Trust of Puerto Rico.

                    10(b) Employment Agreement dated as of September 4, 1996, by and between GFPR and Vicente Guzman, Jr.

                    99(a)          Press Release dated June 28, 1996.

                    99(b)          Press Release dated September  5, 1996.




- --------------------

     * The Registrant shall furnish all omitted schedules and exhibits to the Asset Purchase Agreement dated as of September 4, 1996, by and among the Registrant, GFPR and V.C. Medical, upon the request of the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                              GRAHAM-FIELD HEALTH PRODUCTS, INC.



Date:  September 17, 1996           By:  /s/ Irwin Selinger
                                        --------------------------
                                             Irwin Selinger
                                         Chairman of the Board and
                                         Chief Executive Officer

                              EXHIBIT INDEX
                              -------------


 Item No.                     Description                 Page No.
 -----------                  -----------                 --------

 (a)   Financial Statements:
       ---------------------
 (a)(1)    Independent Auditor Report for 1994 and
           1993.

 (a)(2)    Balance Sheet as of December 31, 1994 and
           1993.

 (a)(3)    Income Statement for the period ending
           December 31, 1994 and 1993.

 (a)(4)    Statement of Cash Flow for the period
           ending December 31, 1994 and 1993.

 (a)(5)    Notes to Financial Statements for December
           31, 1994 and 1993.

 (a)(6)    Independent Auditor Report for 1995.

 (a)(7)    Balance Sheet as of December 31, 1995.

 (a)(8) Income and Retained Earnings Statement for the period ending December 31, 1995.

 (a)(9)    Statement of Cash Flow for the period
           ending December 31, 1995.

 (a)(10)   Notes to Financial Statements for December
           31, 1995.

 (c)   Exhibits:
       ---------
 2(a)      Asset Purchase Agreement* dated as of
           September 4, 1996, by and among Graham-
           Field Health Products, Inc. (the
           "Registrant"), Graham-Field Express
           (Puerto Rico), Inc. ("GFPR"), and V.C.
           Medical Distributors, Inc. ("V.C.
           Medical").

 10(a)     Escrow Agreement dated as of September 4,
           1996, by and among GFPR, V.C. Medical and Bank & Trust of Puerto Rico.

 10(b)     Employment Agreement dated as of September
           4, 1996, by and between GFPR and Vicente
           Guzman, Jr.

 99(a)     Press Release dated June 28, 1996.

 99(b)     Press Release dated September 5, 1996.

- --------------------------------
         * The Registrant shall furnish all omitted schedules and exhibits to the Asset Purchase Agreement dated as of September 4, 1996, by and among the Registrant, GFPR and V.C. Medical, upon the request of the Securities and Exchange Commission.

                                                             (a)(1)
                                                             ------

                           INDEPENDENT AUDITOR REPORT



Sr. Vicente Guzman Lopez D/B/A
V C Medical Distributors



I have audited the Balance Sheet of Vicente Guzman Lopez D/B/A V.C. Medical Distributors, as of December 31, 1994 and 1993 and the related Statements of Income, Cash Flows and Changes in Owners Equity for the period then ended. The Financial Statements are the responsibility of the company management. My responsibility is to express an opinion on those Financial Statements based on my audit.

I conducted my audit in accordance with the generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatements. An audit also includes assessing the accounting principles used and significant statements made by management, as well as evaluating the overall Financial Statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vicente Guzman Lopez D/B/A V C Medical Distributors, as of December 31, 1994 and 1993 and the results of its operations and its Cash Flows for the year then ended in conformity with the generally accepted accounting principles.



Hipolito Perez Rosa
     Lic - 2033
July 28, 1996

                                                                 (a)(2)
                                                                 ------

                           VICENTE GUZMAN LOPEZ D/B/A/
                            V C MEDICAL DISTRIBUTORS
                                  BALANCE SHEET
                                AS OF DECEMBER 31



                                     ASSETS
                                     ------


                                            1994         1993
                                            ----         ----

 Cash in Bank                            $ - 0 -     $ 14,429

 Accounts Receivable (net of $13,573
 Allowance for doubtful accounts)         332,683     187,166
 Prepaid Merchandise                       67,679

 Inventory (Note B-1)                     150,225      95,208
 Prepaid Expenses                           3,791       4,793
                                         --------    --------


      Total Current Assets               $554,378    $301,596


 Equipment                               $ 14,261       9,861
 Vehicles Owned                            37,690      37,690

 Leased Vehicles (Note E)                  20,800      20,800
 Leasehold Improvements                    - 0 -        8,000
                                         --------    --------


      Total Fixed Assets                 $ 72,751    $ 76,351


 Less Accumulated Depr. and
 Amortization (Note B-2)                  (32,301)    (25,226)
                                         --------    --------

      Net Fixed Assets                     40,450    $ 51,125

 Other Assets - Deposits                    1,600         100
                                         --------    --------

      Total Assets                       $596,428    $352,821
                                         ========    ========

                           VICENTE GUZMAN LOPEZ D/B/A/
                            V C MEDICAL DISTRIBUTORS
                                  BALANCE SHEET
                                AS OF DECEMBER 31



                          LIABILITIES AND OWNERS EQUITY
                          -----------------------------

 Liabilities:
 -----------


 Accounts Payable                        $ 47,000     $  - 0 -

 Accrued Expenses and Bank Overdraft       59,424        3,698
 Current Portion of Long Term Debt
 (Note C)                                   6,452       34,387
                                         --------     --------


      Total Current Liabilities           112,876     $ 38,085

 Long Term Notes Payable (Note C)          30,925       34,800

 Deferred Income Taxes (Note B)           114,480       54,456


 Accounts Payable - Others (Note - D)      60,422       60,422
                                         --------     --------

      Total Long Term Debt                205,827     $149,678
                                         --------     --------


      Total Liabilities                  $318,703     $187,763


 Owners Equity:
 -------------

 Vicente Guzman Lopez Equity
 December 31                              277,725      165,058
                                         --------     --------


      Total Liabilities and Equity       $596,428     $352,821
                                         ========     ========


SEE THE AUDITOR REPORT AND NOTES TO FINANCIAL STATEMENTS

                                                            (a)(3)
                                                            ------

                           VICENTE GUZMAN LOPEZ D/B/A/
                            V C MEDICAL DISTRIBUTORS
                                INCOME STATEMENT
                        FOR THE PERIOD ENDING DECEMBER 31


                                             1994        1993
                                             ----        ----


 Sales                                   $1,455,174   $967,532


 Less Cost of Sales                       1,100,173    719,983
                                         ----------   --------

      Gross Margin                          355,001    247,549


 Less Operating Expenses                    158,101    103,076
                                         ----------   --------

 Net Income before income Taxes             196,900   $144,473


      Less Income Tax Expense                59,481     41,153
                                         ----------   --------


      Net Income                            137,419   $103,320

 Add Owners Equity at the beginning of
 the Year                                   165,058    106,720


 Deduct Owners Drawings                     (24,752)   (44,982)
                                         ----------   --------

      Owners Equity at the end of the
      Year                               $  277,725   $165,058
                                         ==========   ========



SEE THE AUDITOR REPORT AND NOTES TO FINANCIAL STATEMENTS

                                                            (a)(4)
                                                            ------

                           VICENTE GUZMAN LOPEZ D/B/A/
                            V.C. MEDICAL DISTRIBUTORS
                             STATEMENT OF CASH FLOW
                        FOR THE PERIOD ENDING DECEMBER 31

 Cash Provided by Operating Activities:      1994         1993
 -------------------------------------       ----         ----


 Net Income                              $ 137,419    $ 103,320
                                         ---------    ---------

 Adjustment reconcile Net Income to Net
 Cash Provided by operating activities:
 Depreciation expense                       15,075       10,696

 Changes In Assets and Liabilities:
 Increase in Accounts Receivable         $(145,517)    (  2,548)

 (Increase) Decrease in Inventory         ( 55,017)    ( 39,997)

 Increase in Prepaid Expenses             ( 66,677)    (  3,991)
 Increase (Decrease) in Accounts
 Payable                                    47,000     ( 15,899)

 Increase (Decrease) in Other Current
 Liabilities                               115,750       34,105
                                         ---------    ---------
      Total Adjustments                  $( 89,386)    ( 17,634)

      Total Cash Provided by Operations  $( 48,033)   $  85,686

 Cash Provided (Used) by Investing
 ---------------------------------
 Activities:
 ----------
 (Increase) Decrease in Fixed Assets     $(  4,400)    (38,795)

 Increase (Decrease) in Other Assets      (  1,500)
 Owner Drawings                           ( 24,752)    ( 44,982)
                                         ---------    ---------

                                          ( 30,652)    ( 83,777)

 Cash Provided (Used) by Financing
 ---------------------------------
 Activities:
 ----------
 Increase (Decrease) in Notes Payable    $ (31,810)      12,520
                                         ---------    ---------

      Net Increase (Decrease) in Cash      (14,429)      14,429
      Add Cash at the beginning of the
      year                                  14,429        - 0 -
                                         ---------    ---------

           Cash at the end of the year      - 0 -     $  14,429
                                         =========    =========

SEE THE AUDITOR REPORT AND NOTES TO FINANCIAL STATEMENTS

                                                            (a)(5)
                                                            ------

                           VICENTE GUZMAN LOPEZ D/B/A/
                            V.C. MEDICAL DISTRIBUTORS
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

A-   Organization:
     ------------

     V.C. Medical Distributors is a company owned by Mr. Vicente Guzman Lopez. The fiscal closing date is December 31, and is mainly engaged in the wholesale of Medical Equipment and Supplies. Established in 1990 by Mr. Vicente Guzman Sierra, was sold to his son Mr. Vicente Guzman Lopez on January 1, 1992.

B-   Significant Accounting Policies:
     -------------------------------

     The financial Statements are presented under the Accrual Method of Accounting in accordance with the Generally Accepted Accounting Principles. For income tax purposes the company uses Cash Basis of Accounting and the temporary differences are recorded as deferred assets or liabilities in accordance with FASB-109

          1) Perpetual inventory is presented at cost using first-in first-out flow assumption.

          2) Depreciation is computed mainly by applying the Straight-Line method of accounting over the useful lives of the respective assets which are recorded at cost.

C-   Notes Payable:
     -------------

     Notes payable at December 31 consist of:

                                                         1994       1993
                                                         ----       ----

               1-   Unsecured bank commercial note
                    in the amount of $85,000, which
                    is amortized with equal monthly
                    payments to principal of $2,361,
                    until 1994.  Interest at 1% over
                    N.Y. prime rate is paid at the
                    end of each month.                $ 2,361     $28,333

               2-   Vehicle loan in the amount of
                    $19,995 at 13.63% which is
                    amortized with equal payments to
                    principal and interest of $211
                    until 1998.                         7,235       8,984

               3-   Obligations over leased vehicles
                    in the amount of $20,800 at
                    10.98% which is amortized with
                    equal payments to principal and
                    interest of $395., plus a
                    residual amount of $5,450 at the
                    end of the lease.
                                                       18,336      20,604

               4-   Vehicle Loan in the amount of
                    $13,695 at 14.75% which is
                    amortized with equal payments to
                    principal and interest of $328
                    until 1996, plus a balloon
                    payment of $5,379 at the end of
                    the finance agreement.              9,445      11,266
                                                      -------     -------

                              Subtotal                $37,377     $69,187


                         Less current portion
                         included in current
                         liabilities                    6,452      34,387
                                                      -------     -------

                           Long Term Notes Payable    $30,925     $34,800
                                                      =======     =======

D-   Related Party Transactions:
     --------------------------

     On January 1, 1992 the company was sold by prior owner Mr. Vicente Guzman Sierra to his son Mr. Vicente Guzman Jr. As a result, a liability was created in the amount of $60,422 and is presented under the Long Term liabilities section of the Balance Sheet. The amount does not bear interest and there are no agreements for repayment.

     V C Healthcare Inc., a company engaged in the rental and sales of medical equipment to Medicare patients which is owned by relatives of Mr. Vicente Guzman Lopez. The referred company owed the amount of $38,021 for 1993 and $33,550 for 1994, related to merchandise purchases.

E-   Leased Vehicles:
     ---------------

     The company owns a vehicle subject to a Capital Lease Agreement. The financing details of the lease are described on Note C-3. The following are the minimum lease payments:

                    1994           $ 4,740
                    1995             4,740
                    1996             4,740
                    1997             4,740
                    1998             8,610

F-   Contractual Commitments:
     -----------------------

     At December 31, 1993 the company ad the following contract commitments.

                                          Amount Annual
                                          -------------

          1)   Operating Leases for
               warehouse and Office
               facilities                    $5,800

                                                                 (a)(6)
                                                                 ------


                           INDEPENDENT AUDITOR REPORT



Board of Directors
V C Medical Distributors Inc.



I have audited the Balance Sheet of V C Medical Distributors Inc. as of December 31, 1995 and the related Statements of Income, Retained Earnings and Cash Flow for the period then ended. The Financial Statements are the responsibility of the company management. My responsibility is to express an opinion on those Financial Statements based on my audit.

I conducted my audit in accordance with the generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatements. An audit also includes assessing the accounting principles used and significant statements made by management, as well as evaluating the overall Financial Statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of V C Medical Distributors Inc., as of December 31, 1995 and the results of its operations and its Cash Flows for the year then ended in conformity with the generally accepted accounting principles.



Hipolito Perez Rosa
     Lic - 2033
May 20, 1996

                                                                 (a)(7)
                                                                 ------

                         V C MEDICAL DISTRIBUTORS, INC.
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 1995



                                     ASSETS
                                     ------




 Cash in Banks                                    $    2,735

 Accounts Receivable (Net of $5,452
 allowance for doubtful accounts)                    539,773
 Inventory (Note B-1)                                362,303

 Prepaid Merchandise                                  36,813
 Prepaid Insurance                                     9,266
                                                  ----------

      Total Current Assets                        $  950,890

 Office Equipment (Net of $837
 accumulated depreciation)                             3,348
 Vehicles Under Capital Lease
 Agreements (Net of $3,813
 accumulated depreciation) (Note C)                    7,627

 Vehicles (Net of $17,378 accumulated
 depreciation)                                        61,989
                                                  ----------
      Net Fixed Assets (Note B-1)                 $   72,964

 Other assets - Deposits                          $    1,600
                                                  ----------

      Total Assets                                $1,025,454
                                                  ==========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

 Liabilities:
 -----------


 Accounts Payable                                   $       00

 Income Tax Payable                                    170,647
 Accrued Expenses Payable                               23,403

 Bank Credit Lines (Note D)                             65,000
 Current Portion of Long Term Debt (Note E)             15,595
                                                    ----------

      Total Current Liabilities                     $  274,645


 Long Term Notes Payable (Note E)                       25,907
 Accounts Payable to Stockholders (Note F)              75,016

 Accounts Payable - Others (Note G)                     60,422
                                                    ----------
 Contingencies (Note I)                                   -

      Total Long Term Debt                             161,345
                                                    ----------

      Total Liabilities                             $  435,990

 Capital Stock:

 Common Stock $1.00 par value authorized
 1,000,000 shares, 305,000 shares paid
 and not issued                                     $  305,000
 Retained Earnings                                     284,464
                                                    ----------

      Total Stockholder's Equity                    $  589,464
                                                    ----------

      Total Liabilities and Equity                  $1,025,454
                                                    ==========

SEE ACCOUNTANT COMPILATION REPORT AND NOTES TO FINANCIAL STATEMENTS

                                                                 (a)(8)
                                                                 ------

                          V C MEDICAL DISTRIBUTORS INC
                     INCOME AND RETAINED EARNINGS STATEMENT
                     FOR THE PERIOD ENDING DECEMBER 31, 1995




 Sales                                          $3,508,221


 Less Cost of Sales                              2,682,013
                                                ----------
      Gross Margin                              $  826,208

 Less Operating Expenses                           393,133
                                                ----------
      Income from primary operations            $  433,075

      Other Income:

      Commissions                               $   18,850
      Rent Income                                    3,052
      Miscellaneous Income                             134
                                                ----------
           Total Other Income                   $   22,036

      Income before income taxes                $  455,111
 Less Income Tax Expense                           170,647
                                                ----------

      Net Income                                $  284,464

 Add Retained Earnings at the beginning of the
 Year                                           $       00
                                                ----------
   Retained Earnings at the end of the Year     $  284,464
                                                ==========

SEE ACCOUNTANT COMPILATION REPORT AND NOTES TO FINANCIAL STATEMENTS

                                                                 (a)(9)
                                                                 ------

                          V C MEDICAL DISTRIBUTORS INC.
                             STATEMENT OF CASH FLOW
                     FOR THE PERIOD ENDING DECEMBER 31, 1995

 Cash Provided by Operating Activities:
 -------------------------------------


 Net Income                                       $ 284,464
                                                  ---------

 Adjustment to Reconcile Net Income to Net Cash
 Provided by operating activities:
 Depreciation Expense                                22,028
 Allowance for Doubtful Accounts                      5,452

 Changes in Assets and Liabilities:
 Increase in Accounts Receivable                   (198,969)
 Increase in Inventory                             (141,830)
 Increase in Prepaid Expenses                      (  3,210)
 Decrease in Accounts Payable                      ( 47,000)
 Increase in Other Current Liabilities              136,753
                                                  ---------

           Total Adjustments                       $226,776

      Total Cash Provided by Operations            $ 57,688
 Cash Provided (Used) by Investing Activities:
 --------------------------------------------

 Purchase of Fixed Assets                          $(39,172)
 Increase in Other Accounts Receivable              (36,813)
                                                   --------
      Total Cash Used by Investing Activities      $(75,985)

 Cash Provided (Used) by Financing Activities:
 --------------------------------------------

 Increase in Credit Line                           $ 65,000
 Decrease in Notes Payable                            6,485
 Decrease in Accounts Payable Stockholders          (50,453)
                                                   --------
                                                   $ 21,032
                                                   --------

      Net Increase (Decrease) in Cash                 2,735
      Add Cash at the beginning of the year              00
                                                   --------

           Cash at the end of the year             $  2,735
                                                   ========

SEE ACCOUNTANT COMPILATION REPORT AND NOTES TO FINANCIAL STATEMENTS

                                                                 (a)(10)
                                                                 -------

                          V C MEDICAL DISTRIBUTORS INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1995

A-   Organization:
     ------------

     V.C. Medical Distributors Inc. is a Corporation authorized to do business in Puerto Rico since 1994. The company is owned by one stockholder and is mainly engaged in the wholesale of medical equipment and supplies. The fiscal closing date is December 31.

     The company was originally established in 1991 by Mr. Vicente Guzman Sierra. In January 1992 Mr. Vicente Guzman Sierra, sold the business to his son Mr. Vicente Guzman Lopez, who operated the business as an individually owned business until January 1995, when Mr. Guzman Lopez, decided to operate the business as a corporation.

B-   Significant Accounting Policies:
     -------------------------------

     The financial Statements are presented under the Accrual Method of Accounting in accordance with the Generally Accepted Accounting Principles.

          1) Perpetual inventory is presented at cost using first-in first-out flow assumption.

          2) Depreciation is computed mainly by applying the Straight-Line method of accounting over the useful lives of the respective assets which are recorded at cost.

C-   Vehicles Under Capital Leases:
     -----------------------------

     The company owns a vehicle subject to a capital lease contract in the gross amount of $20,800 at 10.98%. The information related to the remaining minimum lease payments is included as follows:

                    1996             4,740
                    1997             4,740
                    1998             4,740
                    1999             6,240

D-   Bank Credit Lines:
     -----------------

     Consist of two unsecured bank credit lines in the amount of $115,000 at one percent over N.Y. Prime Rate. Accrued interest is amortized at the end of each month.

E-   NOTES PAYABLE:
     -------------

     Notes payable at December 31, 1995 consist of:



               1)   Vehicle financing note in the
                    amount of $13,695 at 14.75% which
                    is amortized with equal monthly
                    payments to principal and interest
                    of $327 until 1997.  A balloon
                    payment of $5,380 is required in
                    1997.                                  $ 7,560

               2-   Vehicle financing note in the
                    amount of $15,879 at 14.95% which
                    is amortized with equal monthly
                    payments to principal and interest
                    of $448 until 1999.                     12,657

               3-   Vehicle financing note in the
                    amount of $9,995 at 13.63% which
                    is amortized with equal payments
                    of principal and interest of $231
                    until 1998.                              5,337

               4-   Vehicle Capital Lease Agreement in
                    the amount of $20,800 at 10.98%
                    which is amortized with equal
                    payments to principal and interest
                    of $395 until 1998.  A lump sum
                    payment of $5,350 is required at
                    the end of the agreement.               15,948
                                                           -------
                              Subtotal                      41,502

                         Less current portion included
                         in current liabilities             15,595
                                                           -------

                           Long Term Notes Payable         $25,907

F-   ACCOUNTS PAYABLE STOCKHOLDERS:
     -----------------------------

     Accounts payable to stockholders represents the net difference between the Owners Equity Account when the business was operated as an individually owned business and the amount of the owner contribution to the legal capital of the corporation less the amortization of the debt by the Corporation. The amount does not bear interest and there are no agreements for the repayment of the debt.

G-   ACCOUNTS PAYABLE OTHERS:
     -----------------------

     Accounts Payable others represents the amount owed by the company to Mr. Vicente Guzman Sierra (original owner of the business) for the purchase of the beginning inventory when the business was purchased by his son Mr. Vicente Guzman Lopez in 1992. The amount does not bear interest and there are no agreements for the repayment of the debt.

H-   OPERATING LEASES:
     ----------------

     The company is subject to a lease agreement for the building used as office and warehouse facilities for the yearly amount of $46,400 until June 1997.

I-   CONTINGENCIES:
     -------------

     The company did not carry any property insurance nor any industrial insurance (State Insurance Fund) for the period covered by this audit.